Exhibit 99.1

Contact:	Alliance Data	NEWS RELEASE
Julie Prozeller, Investors/Analysts
FTI Consulting
212-850-5721
alliancedata@fticonsulting.com

Shelley Whiddon, Media
Alliance Data
214-494-3811
shelley.whiddon@alliancedata.com

ALLIANCE DATA PROVIDES PRIVATE LABEL
PERFORMANCE UPDATE FOR NOVEMBER 2012

Dallas, TX, December 17, 2012 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of data-driven and transaction-based marketing and customer loyalty solutions, today provided an update on its Private Label segment.

In conjunction with the release of the Company’s Master Trust Monthly Noteholder’s Statement, the Company is releasing similar metrics for the overall total managed portfolio. The Master Trust data represents a subset of the Company’s total managed portfolio, and the Company believes the information presented below provides a more complete view of the Private Label segment.
	For the month ended	Eleven months ended
	November 30, 2012	November 30, 2012
	(dollars in thousands)
Average receivables	$6,750,454	$5,818,422
Year over year change in average receivables	31%	18%
Net charge-offs	$26,408	$254,991
Net charge-offs as a percentage of average receivables(1)	4.7%	4.8%
Pro forma net charge-offs as a percentage of average receivables(2)	5.1%	4.9%

	As of	As of
	November 30, 2012	November 30, 2011
	(dollars in thousands)
30 days + delinquencies – principal	$273,432	$234,361
Period ended receivables – principal	$6,714,306	$5,087,160
Delinquency rate	4.1%	4.6%

________________________________________
(1)	The net charge-off rate was 6.5% and 6.9% for the month and eleven months ended November, 2011, respectively.

(2)
The Company acquired the credit card receivables of Bon Ton, Inc. and Talbots, Inc. on July 24, 2012 and August 3, 2012 respectively. Included in the pro forma net charge-off rate are those losses associated with the purchased credit card receivables.  Under generally accepted accounting principles, such losses are reflected in the fair value of the purchased credit card receivables and not reported as net charge-offs.  The Company believes that it is meaningful to investors to see the net charge-off rate that includes losses on these acquired credit card receivables as it is more indicative of a normalized loss rate.

About Alliance Data

Alliance Data® (NYSE:ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies. Headquartered in Dallas, Alliance Data employs more than 10,000 associates at approximately 70 locations worldwide.

Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our web site, www.AllianceData.com, or you can follow us on Twitter at www.Twitter.com/AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," "project" and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise, except as required by law.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.